Exhibit 99.3

LSB Industries, Inc.

Offer to Exchange up to $425,000,000 Principal Amount of 7.75% Senior Secured Notes due 2019 for a Like Principal Amount of 7.75% Senior Secured Notes due 2019 which have been registered under the Securities Act of 1933 (the “Exchange Offer”).

Pursuant to the Prospectus, dated                     , 2014

To: Brokers, Dealers, Commercial Banks, Trust Companies, and Other Nominees:

LSB Industries, Inc., a Delaware corporation (the “Issuer”), hereby offers to exchange, upon and subject to the terms and conditions set forth in the prospectus dated             , 2014 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), up to $425,000,000 principal amount of their outstanding, unregistered 7.75% Senior Secured Notes due 2019 (the “old notes”) for a like principal amount of registered 7.75% Senior Secured Notes due 2019 (the “New Notes”). The old notes and the New Notes are sometimes referred to in this letter together as the “Notes” and all references to the Notes include references to the related guarantees. Capitalized terms not defined herein shall have the meaning ascribed to them in the Prospectus.

The Exchange Offer is intended to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated as of August 7, 2013, relating to the old notes, by and among the Issuer, the guarantors party thereto, and Wells Fargo Securities, LLC, as representative of the initial purchasers of the old notes. As set forth in the Prospectus, the terms of the New Notes are identical to the terms of the old notes, except that the New Notes are registered under the Securities Act and the transfer restrictions and registration rights and related additional interest provisions applicable to the old notes do not apply to the New Notes.

Please contact your clients for whom you hold old notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold old notes registered in your name or in the name of your nominee, or who hold old notes registered in their own names, the following documents are enclosed:

1.	Prospectus dated , 2014;

2.	The Letter of Transmittal for your use and for the information of your clients;

3.	Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included with the Letter of Transmittal); and

4.	A form of letter which may be sent to your clients for whose account you hold old notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2014, unless extended (such date and time, as it may be extended, the “Expiration Date”). Tenders may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

The Issuer has not retained any dealer-manager in connection with the Exchange Offer and will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or an Agent’s Message (as defined in the Letter of Transmittal) stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to the Exchange Agent and certificates representing the old notes (or confirmation of book-entry transfer of such old notes into the Exchange Agent’s account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

LSB Industries, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.